                                                                     EXHIBIT 8.1

                         BROWN, WINICK, GRAVES, GROSS,
                      BASKERVILLE AND SCHOENEBAUM, P.L.C.

                                              ATTORNEYS AT LAW

666 GRAND AVENUE, SUITE 2000   Richard W. Baskerville  Sean P. Moore            Brian P. Rickert      Patents and Trademarks
DES MOINES, IOWA  50309-2510   Bruce Graves            Nancy S. Boyd            Valerie D.               G. Brian Pingel
                               Steven C. Schoenebaum   James L. Pray            Bandstra                 Camille L. Urban
TELEPHONE: (515) 242-2400                              Brenton D. Soderstrum    Alexander M. Johnson
FACSIMILE: (515) 283-0231      Harold N. Schneebeck    Michael D. Treinen       James S. Niblock
                               Paul D. Hietbrink       Scott L. Long            Ann Holden Kendell
                               William C. Brown        Ronni F. Begleiter       Rebecca A. Brommel
URL: www.ialawyers.com         Richard K. Updegraff    Miranda L. Hughes        Kelly K. Helwig
                               Paul E. Carey           Kelly D. Hamborg         Mark E. Roth
                               Douglas E. Gross        William E. Hanigan       Tina R. Thompson      Of Counsel:
                               John D. Hunter          Mary A. Ericson          Brian M. Green           Marvin Winick
                               James H. Gilliam        Barbara B. Burnett       Dustin D. Smith
                               Robert D. Andeweg       Michael J. Green         Adam W. Jones
                               Alice Eastman Helle     Michael A. Dee           Catherine C. Cownie
Offices in:                    Michael R. Blaser       Danielle Dixon Smid      Erick D. Prohs        Walter R. Brown (1921-2000)
  West Des Moines, Iowa        Thomas D. Johnson       Deborah J. Schmudlach    Laura N. Martino
  Pella, Iowa                  Christopher R. Sackett                           Amy R. Piepmeier      WRITER'S DIRECT DIAL NO.
                                                                                                           (515) 242-2459
                                                                                                      WRITER'S E-MAIL ADDRESS
                                                                                                       bandstra@ialawyers.com

                                 August 5, 2005

Board of Directors
Siouxland Ethanol, LLC
110 East Elk Street
Jackson NE 68743

Re: 2005 Registration Statement on Form SB-2; Tax Matters

Dear Sirs:

As counsel for Siouxland Ethanol, LLC, (the "Company"), we furnish the following opinion in connection with the proposed issuance by the Company of up to 4,600 of its membership interests (the "Units").

We have acted as legal counsel to the Company in connection with its offering of the Units. As such, we have participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Form SB-2 Registration Statement dated March 21, 2005 relating to that offering (the "Registration Statement").

You have requested our opinion as to matters of federal tax law that are described in the Registration Statement. We are assuming that the offering will be consummated and that the operations of the Company will be conducted in a manner consistent with that described in the Registration Statement. We have examined the Registration Statement and such other documents as we have deemed necessary to render our opinion expressed below.

Based on the foregoing, all statements as to matters of law and legal conclusions contained in the Registration Statement under the heading "Federal Income Tax Consequences of Owning Our Units" reflect our opinion unless otherwise noted. That section of the Registration Statement is a general description of the principal federal income tax consequences that are expected to arise from the ownership and disposition of Units, insofar as it relates to matters of law and legal conclusions. That section also addresses all material federal income tax consequences to prospective unit holders of the ownership and disposition of units.

August 5, 2005
Page 2

Our opinion extends only to matters of law and does not extend to matters of fact. With limited exceptions, the discussion relates only to individual citizens and residents of the United States and has limited applicability to corporations, trusts, estates or nonresident aliens. The opinion expressed herein shall be effective only as of the date of this opinion letter. The opinion set forth herein is based upon known facts and existing law and regulations, all of which are subject to change prospectively and retroactively. We assume no obligation to revise or supplement such opinions as to future changes of law or fact.

An opinion of legal counsel represents an expression of legal counsel's professional judgment regarding the subject matter of the opinion. It is neither a guarantee of the indicated result nor is it an undertaking to defend the indicated result should it be challenged by the Internal Revenue Service. This opinion is in no way binding on the Internal Revenue Service or on any court of law.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement.

                                           Yours truly,

                                           /s/ Paul E. Carey

                                           Paul E. Carey

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